UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2014

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2014, Apollo Management Holdings, L.P. (the “Issuer”), an indirect subsidiary of Apollo Global Management, LLC, issued $500 million in aggregate principal amount of its 4.000% Senior Notes due 2024 (the “Notes”). The Notes were issued pursuant to an indenture (the “Base Indenture”), as supplemented by that certain first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuer, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P. and AMH Holdings (Cayman), L.P. (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), each dated as of May 30, 2014. The Issuer used a portion of the net proceeds from the sale of the Notes to repay $250.0 million of the outstanding term loans under its existing credit facilities. The remaining net proceeds will be used for general corporate purposes.

The Notes bear interest at a rate of 4.000% per annum accruing from May 30, 2014. Interest is payable semiannually in arrears on May 30 and November 30 of each year, commencing on November 30, 2014. The Notes will mature on May 30, 2024 unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. All or a portion of the Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their respective subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become due and payable.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the form of the Notes attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture dated as of May 30, 2014, among Apollo Management Holdings, L.P., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of May 30, 2014, among Apollo Management Holdings, L.P., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.000% Senior Note due 2024 (included in Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: May 30, 2014	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of May 30, 2014, among Apollo Management Holdings, L.P., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of May 30, 2014, among Apollo Management Holdings, L.P., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.000% Senior Note due 2024 (included in Exhibit 4.2 hereto).